Metris Receivables, Inc.                                           Metris Master Trust                            Monthly Report
Certificateholder's Statement                                        Series 1997-1                                      Feb-2002
Section 5.2                                                             Class A                  Class B                 Class C
(i)  Certificate Amount ..........................................  616,250,000.00           106,250,000.00        72,250,000.00
(ii)  Certificate Principal Distributed ..........................            0.00                     0.00                 0.00
(iii)  Certificate Interest Distributed ..........................    3,528,031.25               629,531.25           151,725.00
(iv)  Principal Collections ......................................   26,021,992.30             4,486,550.41         3,050,854.26
(v)  Finance Charge Collections ..................................   12,318,407.91             2,123,863.44         1,444,227.16
       Recoveries ................................................       35,028.62                 6,039.42             4,106.80
       Principal Account Earnings ................................            0.00                     0.00                 0.00
       Accum. Period Reserve Acct. Earnings ......................            0.00                     0.00                 0.00
         Total Finance Charge Collections ........................   12,353,436.53             2,129,902.86         1,448,333.96
                Total Collections ................................   38,375,428.83             6,616,453.27         4,499,188.22
(vi)  Aggregate Amount of Principal Receivables ..................              --                       --                   --
       Invested Amount (End of Mth) ..............................  616,250,000.00           106,250,000.00        72,250,000.00
       Floating Allocation Percentage ............................       6.8350440%               1.1784559%           0.8013500%
       Fixed/Floating Allocation Percentage ......................             N/A                      N/A                  N/A
       Invested Amount (Beg. of Mth) .............................  616,250,000.00           106,250,000.00        72,250,000.00
       Average Daily Invested Amount .............................              --                       --                   --
(vii)  Receivable Delinquencies (As a % of Total Receivables).....              --                       --                   --
       Current ...................................................              --                       --                   --
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent).              --                       --                   --
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)              --                       --                   --
       90 Days and Over (60+ Days Contractually Delinquent).......              --                       --                   --
                Total Receivables ................................              --                       --                   --
(viii)  Aggregate Investor Default Amount ........................              --                       --                   --
         As a % of Average Daily Invested Amount .................              --                       --                   --
        (Annualized based on 365 days/year) ......................              --                       --                   --
(ix)  Charge-Offs ................................................            0.00                     0.00                 0.00
(x)  Servicing Fee ...............................................              --                       --                   --
(xi)  Pool Factor ................................................       1.0000000                1.0000000            1.0000000
(xii)  Unreimbursed Reallocated Principal Collections ............              --                     0.00                 0.00
(xiii)  Excess Funding Account Balance ...........................              --                       --                   --
(xiv)  Class C Reserve Amount ....................................              --                       --                   --
         Class C Reserve Account Balance .........................              --                       --                   --
         Class C Trigger Event Occurrence ........................              --                       --                   --
(xv)  Number of New Accounts Added to the Trust ..................              --                       --                   --
(xvi)  Average Net Portfolio Yield ...............................              --                       --                   --
(xvii)  Minimum Base Rate ........................................              --                       --                   --
(xviii)  Principal Funding Account Balance .......................              --                       --                   --
(xix)  Accumulation Shortfall ....................................              --                       --                   --
(xx)  Scheduled Commencement date of the Accumulation Period .....              --                       --                   --
        Accumulation Period Length ...............................              --                       --                   --
(xxi)  Required Reserve Account Amount ...........................              --                       --                   --
        Available Reserve Account Amount .........................              --                       --                   --
        Covered Amount ...........................................              --                       --                   --

                                                                        Class D                    Total
(i)  Certificate Amount ..........................................   55,250,000.00           850,000,000.00
(ii)  Certificate Principal Distributed ..........................              --                     0.00
(iii)  Certificate Interest Distributed ..........................              --             4,309,287.50
(iv)  Principal Collections ......................................    2,329,385.42            35,888,782.39
(v)  Finance Charge Collections ..................................    1,102,605.40            16,989,103.91
       Recoveries ................................................        3,140.50                48,315.34
       Principal Account Earnings ................................            0.00                     0.00
       Accum. Period Reserve Acct. Earnings ......................            0.00                     0.00
         Total Finance Charge Collections ........................    1,105,745.90            17,037,419.25
                Total Collections ................................    3,435,131.32            52,926,201.64
(vi)  Aggregate Amount of Principal Receivables ..................              --         9,016,035,625.42
       Invested Amount (End of Mth) ..............................   55,250,000.00           850,000,000.00
       Floating Allocation Percentage ............................       0.6127970%               9.4276469%
       Fixed/Floating Allocation Percentage ......................             N/A                0.0000000%
       Invested Amount (Beg. of Mth) .............................   55,250,000.00           850,000,000.00
       Average Daily Invested Amount .............................              --           849,916,620.79
(vii)  Receivable Delinquencies (As a % of Total Receivables) ....              --                       --
       Current ...................................................           84.40%        8,025,028,520.07
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent).            5.89%          560,225,476.07
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)            2.80%          266,715,053.95
       90 Days and Over (60+ Days Contractually Delinquent).......            6.91%          656,764,835.35
                Total Receivables ................................          100.00%        9,508,733,885.44
(viii)  Aggregate Investor Default Amount ........................              --             9,352,578.87
         As a % of Average Daily Invested Amount .................              --                       --
        (Annualized based on 365 days/year) ......................              --                    14.34%
(ix)  Charge-Offs ................................................              --                     0.00
(x)  Servicing Fee ...............................................              --             1,304,109.59
(xi)  Pool Factor ................................................              --                       --
(xii)  Unreimbursed Reallocated Principal Collections ............            0.00                     0.00
(xiii)  Excess Funding Account Balance ...........................              --                     0.00
(xiv)  Class C Reserve Amount ....................................              --               42,500,000
         Class C Reserve Account Balance .........................              --               42,500,000
         Class C Trigger Event Occurrence ........................              --                      Yes
(xv)  Number of New Accounts Added to the Trust ..................              --                   42,713
(xvi)  Average Net Portfolio Yield ...............................              --                  11.7866%
(xvii)  Minimum Base Rate ........................................              --                   8.5230%
(xviii)  Principal Funding Account Balance .......................              --              662,291,667
(xix)  Accumulation Shortfall ....................................              --                      N/A
(xx)  Scheduled Commencement date of the Accumulation Period .....              --           September 2001
        Accumulation Period Length ...............................              --                      N/A
(xxi)  Required Reserve Account Amount ...........................              --                3,973,750
        Available Reserve Account Amount .........................              --                3,973,750
        Covered Amount ...........................................              --                3,360,100

Each February, the Metris Master Trust results are affected by the short calendar month. The February 2002 reported monthly default rate of 14.3% would have been 13.4% in a 30-day calendar month. The February 2002 reported monthly yield of 26.1% would have been 26.8% in a 30 day calendar month. The resulting weighted average excess spread for all series of 7.0% would have been 8.6%.